UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 14, 2015

GEI GLOBAL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-171572	27-3429931
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

4225 Miller Rd, #269

Flint, Michigan 48507

(Address of principal executive offices)

(810) 610-2816

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

GEI Global Energy Corp. has engaged Zarvic Brothers (Rochester, New York) to provide guidance in the areas of global mergers and acquisition, corporate structure, global positioning and imaging, debt restructuring and strategic planning.

Item 3.03 Material Modification to Rights of Security Holders

GEI Global Energy Corp has approved and filed a new class of securities as SERIES B Convertible Non-Voting Preferred Stock with a 10X conversion to common stock. New issuance will be in support of global mergers and acquisitions, capital development, and debt restructuring. SERIES B Preferred shares shall be unaffected by changes in share structure such as reverse stock splits. In the event of a buy-out/liquidation, each SERIES B Preferred share shall receive distributions at 20X times that of a common share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEI GLOBAL ENERGY CORP.

Date: September 14, 2015	By:	/s/ K. Joel Berry
	Name:	K. Joel Berry
	Title:	Chief Executive Officer